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                                                                   EXHIBIT 10.19


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT between GMP Companies, Inc., as successor by merger of Global Medical Products, Inc. (the "Company"), and the Investors named on the signatures pages hereto (this "Agreement") is entered into as of March 29, 2000 and amends and restates in its entirety the Investors' Rights Agreement dated September 15 1999 (the "Original Agreement"), by and among Global Medical Products, Inc., Motorola, Inc. ("Motorola"), Seligman Communications and Information Fund, Inc., Seligman New Technologies Fund, Inc., Seligman Investment Opportunities (Master) Fund - NTV Portfolio (the "Seligman Funds") and certain other purchasers of Series A Convertible Preferred Stock of the Company (together with Motorola and the Seligman Funds, the "Investors").

RECITALS

         A. The Company has issued and sold shares of its Series A Preferred Stock to certain of the Investors and proposes to issue and sell up to 4,000,000 shares of its Series B Preferred Stock to certain of the Investors.

         B. By this Agreement, the Company desires to provide for certain registration and other rights to the Investors and certain additional rights to TPG Partners III, L.P. ("TPG"), Motorola and Seligman as set forth herein.

AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree to amend and restate in its entirety the Original Agreement as follows:

         1.       Registration Rights.


                  1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


                           (a)      "Commission" shall mean the Securities and
Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (b)      "Conversion Stock" means the Company's
Common Stock, par value $.001 per share ("Common Stock"), issued or issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock.

                           (c)      "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.


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                           (d)      "Holder" shall mean any party hereto holding
Registrable Securities and any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.10.

                           (e)      "Initiating Holders" shall mean any Holder
or Holders of more than thirty percent (30%) of the then outstanding Registrable Securities (adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like).

                           (f)      "Registrable Securities" means (i) the
Conversion Stock; and (ii) stock issued in respect of the stock referred to in
(i) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold pursuant to an effective registration statement or Rule 144 under the Securities Act.

                           (g)      The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                           (h)      "Registration Expenses" shall mean all
expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders in the event of each registration provided for in Sections 1.2, 1.3 and 1.4 hereof.

                           (i)      "Securities Act" shall mean the Securities
Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           (j)      "Selling Expenses" shall mean all
underwriting discounts and selling commissions applicable to the securities registered by the Holders.

                           (k)      "Series A Preferred Stock" shall mean the
Company's Series A Convertible Preferred Stock, par value $.01 per share.

                           (l)      "Series B Preferred Stock" shall mean the
Company's Series B Convertible Preferred Stock, par value $.01 per share.

                           (m)      "Stock" means and includes all shares of
Common Stock issued and outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (ii) all shares of Common Stock that may be issued upon conversion of (A) any convertible securities, including, without limitation, preferred stock and debt securities then outstanding, which are by their terms then convertible into or exchangeable for Common Stock or (B) any such convertible


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securities that would then be exercisable and are issuable upon exercise of options, warrants or other rights that are then exercisable.

                  1.2      Requested Registration.


                           (a)      Request for Registration. In case the
Company shall receive from Initiating Holders at any time beginning on the earlier of (i) September 15, 2003, and (ii) six (6) months after the Company's IPO (as defined below), a written request that the Company effect any registration (1) of at least thirty percent (30%) of the Registrable Securities then outstanding, or (2) for which the reasonably anticipated aggregate public offering price would equal or exceed $7,500,000, the Company will:

                                    (i)      within fifteen (15) days of the
Company's receipt of such request, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                                    (ii)     as soon as practicable, or in any
event within ninety (90) days of the receipt of such request, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                                             (A)      In any particular
jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                             (B)      At any time after five (5)
years following the effective date of the Company's initial public offering of its securities for its own account pursuant to a registration statement declared effective under the Securities Act ("IPO");

                                             (C)      After the Company has
undertaken two (2) such registrations pursuant to this Section 1.2(a) and such registrations have been declared effective; provided, that if the Initiating Holder is TPG, Motorola, or Seligman, such Initiating Holder shall have participated in at least one of such registrations;

                                             (D)      If the Company shall
furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the


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Board of Directors it would be seriously detrimental to the Company for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this
Section 1.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not use this right more than once in any twelve (12) month period;

                                             (E)      Within sixty (60) days
prior to or one hundred eighty (180) days following the effective date of the IPO or a subsequent registered offering of the Company's equity securities; or

                                             (F)      If the Initiating Holders'
proposed sale of Registrable Securities may be immediately registered on Form S-3 pursuant to Section 1.4 below.

                           (b)      Underwriting. In the event that a
registration pursuant to Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and approved by a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice, on or before the tenth (10th) day prior to the effectiveness of the registration statement, to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities, and/or other securities so withdrawn shall also be withdrawn from registration, and such securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or other shorter period as the underwriters may require.


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         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other purchasers) in such registration to the extent the managing underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

                  1.3      Company Registration.


                           (a)      Notice of Registration. If at any time or
from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction referred to in Rule 145 under the Securities Act (a "Rule 145 transaction"), or (iii) a registration effected pursuant to Sections 1.2 or 1.4 hereof, the Company will:

                                    (i)      notify each Holder of Registrable
Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act; and

                                    (ii)     include in such registration (and
any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

                           (b)      Underwriting. If the registration of which
the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall be allocated among all Holders and such other holders (provided that such other holders have contractual rights to participate in such registration which are not subordinate to the Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders and such other holders; provided, however, in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Company's IPO in which case the Holders may be excluded entirely if the underwriters make the determination described above or the Holders of a


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majority of the Registrable Securities consent in writing to such a reduction.
To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Except as set forth in Section 1.11, any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  1.4      Registration on Form S-3.


                           (a)      In addition to any rights of the Holders
under Section 1.2, if a Holder or Holders of outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 or such successor form to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

                           (b)      Notwithstanding the foregoing, the Company
shall not be obligated to take any action pursuant to this Section 1.4:

                                    (i)      in any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (ii)     if the Company, within ten (10)
days of the receipt of the request of the Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                                    (iii)    within one hundred eighty (180)
days of the effective date of any registration referred to in Sections 1.2 and
1.3 above;

                                    (iv)     more than two (2) times in any
twelve (12) month period; or


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                                    (v)      if the Company shall furnish to
such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided that the Company may not use this right more than once in any twelve month period.

                  1.5 Expenses of Registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. All Registration Expenses incurred in connection with all registrations pursuant to Sections 1.2, 1.3 and 1.4 shall be borne by the Company.

                  1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In carrying out its obligations hereunder, at its expense the Company will, among other things:

                           (a)      Prepare and file with the Commission an
appropriate registration statement with respect to such securities and the intended method of distribution thereof and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed;

                           (b)      Furnish to the Holders participating in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

                           (c)      Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of distribution thereof.

                           (d)      Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e)      In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the


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managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f)      Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g)      Use its best efforts to furnish, at the
request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                           (h)      Cause all such Registrable Securities
registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                           (i)      Provide a transfer agent and registrar for
all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.7      Indemnification.

                           (a)      The Company will indemnify each Holder, each
of its officers and directors, partners and affiliates, and each person controlling such person within the meaning of Section 15 of the Securities Act, in connection with any registration, qualification or compliance pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to


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make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners and affiliates and each person controlling any such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such person and stated to be specifically for use therein or the preparation thereof.

                           (b)      Each Holder will, if Registrable Securities
held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally but not jointly, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, partners, affiliates and directors and each person controlling any such person within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereof. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                           (c)      Each party entitled to indemnification under
this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the


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Indemnifying Party of its obligations under this Section 1 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnified Party shall have the right to retain one separate counsel with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

                  1.8 Information by Holder. The Holders of securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                  1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after the Company's IPO, the Company agrees to use its best efforts to:

                           (a)      Make and keep "current public information"
available, as that term is understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (b)      take such action, including the voluntary
registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the registration statement relating to the Company's IPO is declared effective;

                           (c)      Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (d)      So long as any party hereto owns any
Registrable Securities to furnish to such party forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the registration statement relating to the Company's IPO, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or


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reasonably obtainable by the Company as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing such party to sell any such securities without registration.

                  1.10 Transfer of Registration Rights. Subject to Section 3 hereof, the rights to cause the Company to register securities granted to a party under sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by such party provided that the transferor provides the Company with written notice of the proposed transfer and: (i) the transferee acquires all of the transferor's Registrable Securities; (ii) the transferee acquires at least 200,000 shares (subject to adjustments for stock splits, combinations, dividends or the like) of the transferor's Registrable Securities; or (iii) the transferee is a partner, member, shareholder or affiliate of the Holder who agrees to act through a single representative for the purpose of such rights.

                  1.11 Standoff Agreement. Each Holder agrees, in connection with the Company's IPO and upon request of the Company or the managing underwriters in connection with one subsequent underwritten offering of the Company's securities (provided that the underwriting agreement with respect to such subsequent offering is executed not more than fifteen (15) months after the closing of the Company's IPO), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for up to one hundred and eighty (180) days (ninety (90) days in the case of an offering subsequent to the Company's IPO) following the effective date of the registration statement of the Company filed under the Securities Act with respect to such offering, and to enter into and be bound by such form of agreement with respect to the foregoing as the underwriter may request; provided, that the officers, directors and shareholders who hold 1% or more of the outstanding capital stock of the Company also agree to such restrictions.

                  1.12 Termination. Any registration rights granted pursuant to this Section 1 shall terminate (if not already terminated as provided herein) and the Company shall have no obligations pursuant to Sections 1.2 through 1.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than three (3) years after the closing date of the Company's IPO or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 if, in the opinion of counsel to the Company, all Registrable Securities held by a Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) may be sold without registration under the Securities Act pursuant to Rule 144(k).

                  1.13 Other Registration Rights. The Company shall not, without the prior written consent of Holders of a majority of the Registrable Securities then outstanding grant any registration rights superior to or on a parity with the rights granted pursuant to this Section 1.

         2. Certain Investors' Right of First Refusal Upon Issuance of Securities by the Company.

                  2.1 Right of First Refusal. The Company hereby grants to TPG, Motorola and each of the Seligman Funds or any of their transferees pursuant to Section 2.1(f) hereof (collectively, hereinafter, the "Rights Holders") the right of first refusal to purchase all or part of its pro rata share of New Securities (as defined in this Section 2.1) which the Company may after the date hereof, from time to time, propose to sell and issue. For purposes of this right of first refusal, a pro rata share for a Rights Holder is the ratio that the number of shares of Stock then held by such Rights Holder bears to the sum of the total number of shares of Stock then outstanding.

                           (a)      "Equity Securities" shall mean any
securities having voting rights in the election of the Board of Directors of the Company not contingent upon default or any other event, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.

                           (b)      Except as set forth below, "New Securities"
shall mean any Equity Securities, whether now authorized or not. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to an effective registration statement under the Securities Act; (ii) the Conversion Stock; (iii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (iv) shares of Common Stock issued to officers, directors, employees or consultants of the Company pursuant to stock grants, stock purchase and stock option plans or other stock incentive programs, agreements or arrangements approved by the Board of Directors, (v) shares of Common Stock or Preferred Stock of the Company issued to or issuable to, upon conversion, exercise or exchange of warrants, lenders in connection with loan or lease agreements approved by the Board of Directors,
(vi) securities issued pursuant to the acquisition of all or part of another company by the Company by merger or other reorganization, or issued in connection with the purchase or license of assets from any person, institution, corporation or other entity (including finder's fees to officers, directors or employees of the Company, if applicable), pursuant to a transaction approved by the Board of Directors, and (vii) securities issued in connection with a joint venture, corporate partnering or other strategic relationship approved by the Board of Directors. Issuances of equity securities by subsidiaries of the Company shall not be governed by the terms of this Agreement, but shall be governed by the right of first refusal contained in the Subscription Agreement.

                           (c)      In the event the Company proposes to
undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                           (d)      In the event a Rights Holder fails to
exercise the right of first refusal within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within fifteen (15) days from the date of said agreement) to sell the New Securities not elected to be purchased by Rights Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within fifteen (15) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

                           (e)      The right of first refusal granted under
this Section 2.1 shall expire upon the closing of the earlier of (i) the first underwritten offering of the Company's securities to the public pursuant to an effective registration statement under the Securities Act and (ii) a statutory share exchange, consolidation or merger of this Company with or into any other corporation or corporations (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of this Company.

                           (f)      Subject to Section 4 hereof, the right of
first refusal hereunder may be assigned to any affiliate of the Rights Holder or to a transferee or assignee (other than a competitor of the Company as reasonably determined by the Company in good faith) in connection with any transfer or assignment of Registrable Securities provided that (1) the transferor provides the Company with written notice of the proposed transfer and
(2) the transferee acquires at least 1,000,000 shares (subject to adjustments for stock splits, combinations, dividends or the like) of the transferor's Registrable Securities.

         3.       Information Rights.

                  3.1 Annual Financial Information. The Company shall deliver to each Rights Holder within ninety (90) days after the end of each fiscal year, income, shareholders' equity and cash flow statements of the Company for such year, and a balance sheet of the Company as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and certified by independent public accountants of national standing selected by the Company's Board of Directors.

                  3.2      Quarterly Financial Information. Within forty-five
(45) days after the quarterly accounting period of the Company, the Company shall deliver to each Rights Holder an unaudited quarterly report including a balance sheet, income statement and cash flow statement.

                  3.3 Annual Financial Plan. At least thirty (30) days prior to the end of the fiscal year, the Company shall provide each Rights Holder with the Company's annual financial plan for the next fiscal year as approved by the Company's Board of Directors.

                  3.4 Inspection. The Company shall permit any Rights Holder, at such Rights Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.4 to provide access to any information which it reasonably considers confidential information.

                  3.5 Additional Information. If the Company files a registration statement under the Securities Act for purposes of a public offering of securities of the Company, the Company shall notify the Rights Holders via facsimile within twenty-four (24) hours of such filing.

                  3.6 Termination of Information Covenants and Confidentiality of Information. The covenants of the Company set forth in this
Section 3 shall terminate as to all Rights Holders and be of no further force or effect (i) upon the consummation by the Company of the IPO (as defined in subsection 1.2 above), (ii) upon the consummation of a merger or acquisition in which the holders of a majority of the Company's voting securities prior to the transaction do not hold a majority of the Company's voting securities following the transaction, or (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), whichever event shall first occur. Each Rights Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Rights Holder may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret," pursuant to financial statements, reports and other materials submitted by the Company as required hereunder (collectively "Confidential Information"), unless such information is or becomes known to the Rights Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Rights Holder's release of such information, except that no such written consent shall be required (and the Rights Holder shall be free to release such information to such recipient) if such information is to be provided (i) to the Rights Holder's board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that such persons agree to hold such information confidential as provided in this Section, (ii) to any prospective purchaser of any shares of the Company owned by the Rights Holder (other than a competitor of the Company as reasonably determined by the Company in good faith) as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions of this Section, (iii) to any of the Rights Holder's affiliates, (other than a competitor of the Company as reasonably determined by the Company in good faith) provided that such affiliates agree to hold such information confidential as provided in this Section, or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning the Rights Holder or the Company, provided that such Rights Holder provides written notice to the Company prior to such disclosure. Any Rights Holder receiving Confidential Information agrees to use such information solely in connection with its investment in the Company.

         4.       Miscellaneous.

                  4.1 Assignment. The rights under this Agreement may be assigned only in accordance with the transfer of rights provisions contained elsewhere in this Agreement and to (i) a shareholder, partner, member, or beneficiary of a Holder; (ii) a spouse, child, parent or beneficiary of the estate of a Holder, (iii) an affiliate (as defined for purposes of Rule 144 of the Securities Act) of the Holder; or (iv) a trust for the benefit of the persons set forth in (i) or (ii); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

                  4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida as applied to transactions taking place between Florida residents and wholly within the State of Florida, excluding that body of law relating to conflict of laws and choice of law.

                  4.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

                  4.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  4.5 Determination of Share Amounts. To determine the number of Registrable Securities held by a Holder for purposes of this Agreement, all Registrable Securities held by an affiliate of the Holder shall be deemed held by such Holder. For purposes of this Section 5.4, "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder and shall include all partners and members of such Holder. Further, in making such determination, all Registrable Securities held by the Seligman Funds shall be deemed held by a single Holder.

                  4.6 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the record or beneficial holders of at least fifty percent (50%) of the Registrable Securities held by the Investors, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Notwithstanding anything else in this
Section 4.6, no Investor shall have the benefit of the rights provided for in this Agreement until such Investor has executed and delivered to the Company a signature page to this Agreement. Notwithstanding anything else in this Section 4.6, this Agreement may not be amended so as to adversely affect the rights of any Rights Holder without the consent of such Rights Holder.

                  4.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, via facsimile with confirmation of transmission, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to an Investor, at such party's address as set forth on the signature page of such party hereto, or, if no address is provided on such page, in the Company's records, or at such other address or facsimile number as such party shall have furnished to the Company in writing or (b) if to the Company, at GMP Companies, Inc., One East Broward Blvd., Ft. Lauderdale, Florida 33301, or such address as the Company shall have furnished to the Investor in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.

                  4.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  4.10 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  4.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                  4.12 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date set forth in the first paragraph hereof.


                                          COMPANY:

                                          GMP COMPANIES, INC.


                                          By:
                                             ----------------------------------
                                             Bart Chernow, M.D.
                                             President and Chief Executive
                                             Officer

                          COUNTERPART SIGNATURE PAGE TO
                           INVESTORS' RIGHTS AGREEMENT


                                     INVESTOR:

                                             MOTOROLA, INC.


                                             ----------------------------------
                                             By:

                                             Title:



                                             Address:

                                             Motorola, Inc.
                                             Motorola Millenium Ventures
                                             1303 E. Algonquin Road
                                             Schaumburg, Illinois  60196
                                             Attention: Rud Istvan
                                             Fax: (847) 538-2250

                                             with a copy to:

                                             Motorola, Inc.
                                             Corporate Law Department
                                             1303 E. Algonquin Road
                                             Schaumburg, Illinois  60196
                                             Attention:  General Counsel
                                             Fax: (847) 576-3628

                          COUNTERPART SIGNATURE PAGE TO
                           INVESTORS' RIGHTS AGREEMENT


                                  INVESTOR:

                                         SELIGMAN COMMUNICATIONS AND
                                         INFORMATION FUND, INC.



                                         --------------------------------------
                                         By: J.& W. SELIGMAN & CO.
                                         INCORPORATED, its Investment Advisor

                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------

                                         Address:
                                         100 Park Avenue
                                         New York, N.Y. 10017
                                         fax: (212) 922-5731
                                         attn:  Jim Curtis

                          COUNTERPART SIGNATURE PAGE TO
                           INVESTORS' RIGHTS AGREEMENT



                                  INVESTOR:

                                         SELIGMAN  NEW TECHNOLOGIES FUND,
                                         INC.



                                         --------------------------------------
                                         By: J.& W. SELIGMAN & CO.
                                         INCORPORATED, its Investment Advisor

                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------

                                         Address:
                                         100 Park Avenue
                                         New York, N.Y. 10017
                                         fax: (212) 922-5731
                                         attn:  Jim Curtis

                          COUNTERPART SIGNATURE PAGE TO
                           INVESTORS' RIGHTS AGREEMENT



                                  INVESTOR:

                                         SELIGMAN INVESTMENT
                                         OPPORTUNITIES (MASTER) FUND - NTV
                                         PORTFOLIO



                                         --------------------------------------
                                         By: J.& W. SELIGMAN & CO.
                                         INCORPORATED, its Investment Advisor

                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------

                                         Address:
                                         100 Park Avenue
                                         New York, N.Y. 10017
                                         fax: (212) 922-5731
                                         attn:  Jim Curtis

                          COUNTERPART SIGNATURE PAGE TO
                           INVESTORS' RIGHTS AGREEMENT

                                  INVESTOR:

                                    TPG PARTNERS III, L.P.

                                    By:  TPG GenPar III, L.P.
                                         General Partner

                                         By: TPG Advisors III, Inc.
                                             General Partner


                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:


                                    Address:
                                    201 Main Street
                                    Suite 2420
                                    Fort Worth, Texas 76102

                          COUNTERPART SIGNATURE PAGE TO
                           INVESTORS' RIGHTS AGREEMENT


                                     INVESTOR:


                                             FUQUA VENTURE PARTNERS, LLC


                                             ----------------------------------
                                             By:

                                             Title:  Managing Director


                                             Address:
                                             1201 W. Peachtree Street
                                             Suite 5000
                                             Atlanta, GA  30309
                                             Fax:  404-815-4528